UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 29, 2009, I-many, Inc. (“I-many” or the “Company”), Sapphire Stripe Holdings, Inc., a Delaware Corporation (the “Buyer”) and Sapphire Stripe Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Buyer (the “Transitory Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Transitory Subsidiary will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, with I-many continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Buyer (the “Merger”). Buyer is an affiliate of LLR Partners, a private equity firm based in Philadelphia, Pennsylvania.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each outstanding share of I-many common stock, $.0001 par value per share, will be converted into the right to receive an amount determined by dividing (i) the sum of (A) $36,000,000, plus (B) the aggregate amount of the Company’s cash and cash equivalents (but not “restricted cash” within the meaning of such term as reflected on the Company Balance Sheet (as defined in the Merger Agreement)) immediately prior to the Effective Time (as defined in the Merger Agreement), plus (C) the aggregate exercise price payable upon exercise of all in-the-money Company Stock Options (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, minus (D) to the extent not paid prior to the Effective Time, the principal and accrued interest due on the Company’s outstanding senior convertible notes as of the Effective Time, minus (E) to the extent not paid prior to the Effective Time, the amounts, if any, payable on account of the warrants issued by the Company dated November 6, 2006, minus (F) to the extent not paid prior to the Effective Time, the amounts, not to exceed $1,198,887 in the aggregate, payable to employees of the Company pursuant to arrangements in place as of the date hereof, constituting retention, change in control and other payments approved by the Board of Directors for purposes of ensuring continuity through the Effective Time, minus (G) to the extent not paid prior to the Effective Time, Transaction Expenses (as defined in the Merger Agreement) by (ii) the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares of Company Common Stock (as defined in the Merger Agreement) issuable upon exercise of all in-the-money Company Stock Options outstanding immediately prior to the Effective Time. Assuming cash and cash equivalents at the Effective Time equal to $8,000,000, the Merger Consideration would be approximately $0.43 per share.

The Board of Directors of the Company has unanimously approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the Merger. I-many has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration and to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the Merger and related transactions.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Buyer and the Transitory Subsidiary, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval by I-many’s stockholders of the Merger and related transactions, (2) non-solicitation of competing acquisition proposals by the Company and (3) the Company’s conduct of its business during the period between the date of signing the Merger Agreement and the closing of the Merger.

The Merger Agreement provides each of I-many and Buyer with specified termination rights. If the Merger Agreement is terminated under certain circumstances specified therein, (1) I-many will be required to pay Buyer a termination fee of $1,350,000, and (2) I-many or Buyer, as the case may be, will be required to reimburse the other party for its expenses actually incurred relating to the transactions contemplated by the Merger Agreement, up to a maximum of $500,000.

I-many’s and Buyer’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (1) requisite approval of the Merger and related transactions by I-many’s stockholders, (2) obtaining any required governmental authorizations or consents, (3) the absence of any order suspending the use of the Proxy Statement, and (4) the absence of any order or injunction preventing the consummation of the Merger or any legal requirement that makes the consummation of the Merger illegal. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, (2) material compliance by the other party with its covenants and (3) in the case of Buyer, the receipt of specified third party consents.

The obligations of the Buyer and the Transitory Subsidiary under the Merger Agreement have been guaranteed by LLR Equity Partners III, L.P.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as Exhibit 2.1, by means of an amendment, to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety. The Merger Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about I-many or Buyer. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by I-many to Buyer in connection with the signing of the Merger Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between I-many and Buyer rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about I-many or Buyer.

Holders of the Company’s senior convertible notes

In connection with the Merger Agreement, each holder of the Company’s senior convertible notes has entered into an agreement (a “Note Agreement”) whereby such holder has (i) elected to require the Company to redeem its note(s) in full for cash at the closing of the transactions contemplated by the Merger Agreement and (ii) agreed to forebear from taking certain actions under its note(s) in connection with the possible delisting of the Company’s common stock from the NASDAQ Capital Market, prior to the closing of the transactions contemplated by the Merger Agreement, or such other date as specified in the Note Agreement.

The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, the form of which will be filed as Exhibit 10.1, by means of an amendment, to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

On April 29, 2009, I-many and Buyer issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Joint Press Release dated April 29, 2009.

*****

Additional Information and Where to Find It

I-many plans to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the Merger and related transactions. The Proxy Statement will contain important information about I-many, Buyer, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and Buyer, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding Buyer’s directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between I-many and Buyer, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions; the risk that our cash and cash equivalents at the time of the closing of the Merger will be less than anticipated and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this document reflect I-many’s expectations and beliefs as of the date of this document. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: April 29, 2009	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release dated April 29, 2009